UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 15, 2013

Molycorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 843-8040

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information provided below regarding the three and nine month periods ended September 30, 2013 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Molycorp, Inc. (“we” or the “Company”) is providing the following information to update investors with respect to its current operations and capital needs, including with respect to its Mountain Pass, California rare earth mine and processing facility (our “Molycorp Mountain Pass facility”).

In January 2013, we determined that we would need additional capital to complete the modernization and expansion efforts and certain other capital projects at our Molycorp Mountain Pass facility, to fund our operations and to fund our working capital needs, and we raised an aggregate of approximately $414 million of net proceeds from a common stock offering and a convertible notes offering. We believed, based on the assumptions set forth in the prospectus supplements for such offerings, that the proceeds of such offerings would, together with anticipated cash flows from operations and potential proceeds from equipment and revolver financings, be sufficient to fund such operating and capital expenditure needs. Subsequent to January 2013, a number of developments have occurred that have reduced our cash cushion to a level below what we view as sufficient to ensure we will have no substantial concern about our ability to finance ourselves and led us to seek to raise additional financing:

• In January 2013, we announced that all key production components of the Molycorp Mountain Pass facility were operational and that the facility, which is designed to produce up to 19,050 mt of rare earth oxides, or REO, (including unseparated light rare earth concentrate, or LREC), had begun an orderly ramp-up. The ramp-up has taken longer than expected, which has led to lower than expected production volumes, revenues and cash flows during the first nine months of 2013, and delayed our realization of the benefits of our vertical integration strategy while our other operations continued to purchase raw materials from third parties rather than accepting delivery of products from our Molycorp Mountain Pass facility. Production volumes of REO (including LREC) in the first, second and third quarter of 2013 totaled 606 mt, 756 mt and an estimated 1,139 mt at our Molycorp Mountain Pass facility, respectively. While we believe that our Molycorp Mountain Pass facility is capable of producing 19,050 mt of REO (including LREC) per year, to date, we have demonstrated an annualized production rate of 15,000 mt of REO (including LREC) over brief periods of time, but have not been able to sustain such production rates over prolonged periods of time as we work to optimize our production and operations and remedy mechanical problems that we identify during operations. We are currently producing at an annualized production rate of approximately 10,600 mt of REO (including LREC), as we continue to work on optimizing production. We are currently targeting to gradually increase our production capacity during 2014 to an annualized production rate of REO (including LREC) of approximately 23,000 mt during the fourth quarter of 2014, although actual production during the first half of the year is expected to be below the design capacity of 19,050 mt on an annualized basis but more than the demonstrated annualized production rate of 15,000 mt of REO (including LREC). Actual production of REO (including LREC) during 2014 will depend on internal requirements for our Chemical and Oxides segment and our Magnetic Materials and Alloys segment and external customer demand as well as our success ramping up and operating our Molycorp Mountain Pass facility. In addition, our chloralkali plant was not mechanically complete until October 2013 and is still being commissioned, which has delayed our expected realization of lower production costs related to chemical reagents and process wastewater.

• We estimate that approximately 48.8% of the rare earth material contained in our Molycorp Mountain Pass facility bastnasite ore is cerium, which traditionally has been a lower demand product. While we continue to anticipate that SorbXTM can help stimulate demand for cerium in the longer term, our sales of cerium from our Molycorp Mountain Pass facility have not been meaningful in the last several quarters, and we expect this to continue for a period of time until SorbXTM achieves greater market penetration. We are optimistic that we will increase our sales of cerium during 2014 as SorbXTM achieves greater market acceptance and we secure other customers for cerium. Our budget reflects an assumption that will be able to sell a substantial portion of our cerium beginning in the first quarter of 2014 once our current SorbXTM testing for various uses is completed and as we qualify our cerium for use in other products. However, we continue to expect that we will be unable to sell a substantial portion of our cerium production during 2014. Accordingly, our margins, EBITDA and cash flow will be negatively impacted until our sales of cerium products manufactured at our Molycorp Mountain Pass facility increase.

• As noted above, production volumes from our Molycorp Mountain Pass facility do not yet reflect anticipated run rates, and we have not yet realized meaningful market penetration for SorbXTM or other cerium-based products from our Molycorp Mountain Pass facility, which has negatively impacted our sales volumes. In addition, the persistent global economic weakness combined with falling prices for rare earth elements, or REEs (which generally results in a very conservative purchasing pattern by our customers), and illegal mining, production and export activity in China unfavorably impacted the volume of products we shipped from our facilities and our realized prices in the first nine months of 2013. Estimated sales volumes on a consolidated basis for our four reportable segments, Resources; Chemicals and Oxides; Magnetic Materials and Alloys; and Rare Metals, totaled approximately 10,200 to 11,000 mt for the first nine months of 2013, including 3,000 to 3,800 mt in the third quarter. We estimate that sales volumes, before intersegment eliminations, from Resources; Chemicals and Oxides; Magnetic Materials and Alloys; and Rare Metals were approximately 2,540 to 2,700 mt, 4,370 to 4,670 mt, 4,270 to 4,600 mt and 260 to 280 mt, respectively, during the first nine months of 2013, and 730 to 890 mt, 1,360 to 1,660 mt, 1,480 to 1,810 mt and 90 to 110 mt in the third quarter of 2013. Selling prices have also been adversely affected by volatility in the rare earth market. While we have not yet finalized our results, we estimate that average selling prices were also lower during the third quarter of 2013, averaging approximately $16, $39, $38 and $213 per kilogram in each of our segments, respectively. Although the market for REEs remained weak during the first part of 2013, we believe there are recent signs of improving conditions in demand and pricing, although there can be no assurance of improvement. In certain of our segments, particularly Magnetic Materials and Alloys, prices are set at a one quarter lag, so improvements in our results will lag any market improvements. We are forecasting modestly improved prices in 2014 consistent with the outlook of other industry sources. In addition, for the third quarter 2013, we expect write-downs of finished goods and work-in-process inventory due to production costs in excess of net realizable value, slow moving inventory and adjustments to estimated REO quantities; however we are currently unable to quantify these write-downs with any certainty.

• Volumes for our Chemicals and Oxides segment were significantly lower than anticipated, as a result of (x) lower demand as certain customers continued to destock their existing inventories and (y) reduced demand for the heavy rare earth products produced by our Chinese facilities due to the illegal mining, processing and export of REEs in China resulting in decreased prices and demand for our products. While the Chinese government has announced measures to crack down on the illegal mining, processing and export of REEs, we expect that these illegal operations will continue to negatively impact our volumes in our Chemicals and Oxides segment.

• Due to lower production, lower demand and lower pricing than anticipated and costs being higher, as our chloralkali plant is not yet on line, our revenue and cash flow from operations have been significantly lower than originally expected, and this trend will continue unless market conditions improve. We expect to generate negative cash flow in the third quarter of 2013. In the fourth quarter, we are optimistic that operating cash flow before debt service will improve, but expect that cash flow after debt service will continue to be negative.

• We have faced cost pressures in respect of our expected capital expenditures and start-up costs for the modernization and expansion of our Molycorp Mountain Pass facility and certain other capital projects at our Molycorp Mountain Pass facility. Since January 2013, we have experienced additional cost pressures and expanded the scope of certain projects, increasing our cost estimates for the capital expenditures and start-up costs by approximately $100 million. We expect the $100 million increase in capital expenditures and start-up costs to be partially offset by lower than expected maintenance capital expenditures once the modernization and expansion of our Molycorp Mountain Pass facility is complete. Of the projected capital expenditures for capital projects at our Molycorp Mountain Pass facility, through September 30, 2013, total amount spent on a cash basis is approximately $1.36 to $1.38 billion, excluding capitalized interest. Remaining spending for the capital projects at our Molycorp Mountain Pass facility is expected to be approximately $50 to $70 million in the fourth quarter of 2013 on a cash basis, and we anticipate spending approximately $5 to $8 million on other capital needs in the fourth quarter of 2013. In 2014 and 2015, we anticipate spending an aggregate of $170 to $190 million (including approximately $60 million of maintenance capital expenditures) at our Molycorp Mountain Pass facility primarily consisting of discretionary capital expenditures related to expanding our production capacity up to a run rate of 40,000 mt of REO (including LREC) and recurring maintenance capital and an aggregate of $50 million for other capital needs at our other production facilities in 2014 and 2015.

• While we continue to work on obtaining a revolving credit facility and equipment financings, we do not have any firm commitments for such revolving credit facility, and our success in securing equipment financing has been limited. As a matter of prudent budgeting, we have decided that we should not anticipate revolving credit availability.

On October 14, 2013, we entered into an agreement with Molibdenos y Metales S.A., or Molymet, pursuant to which Molymet agreed that, at our request during the term of the agreement, Molymet would purchase $50 million of our common stock. However, if our proposed offering of common stock is successful, we currently expect that we would not request Molymet to purchase our common stock pursuant to such agreement. As of September 30, 2013, we had approximately $160 million of cash and we estimated that we will need to spend approximately $50 to $70 million in cash to fund remaining capital expenditures at our Molycorp Mountain Pass facility, as well as $5 to $8 million on other maintenance and expansion capital expenditures in the remainder of 2013 across all operating segments and $70 million in 2014 for our Molycorp Mountain Pass facility, including $30 million of maintenance capital (excluding approximately $80 million of discretionary capital expenditures) and $20 million for capital needs across our other operating segments. Given the current pricing environment of REEs and the other factors set forth above, we are anticipating significantly lower than expected revenue and cash flow have therefore determined that it would be prudent to raise additional financing to ensure we have adequate funding for our needs, including the capital needs outlined above, debt service and other working capital needs.

The net proceeds from our proposed offering of common stock are expected to be used to fund current capital, operating and working capital needs. While the proposed offering is expected to be sufficient to satisfy these needs, the amount of our funding requirements continues to be dependent on (i) our cost estimates for capital expenditures being accurate, (ii) our ability to ramp up run rates at our Molycorp Mountain Pass facility pursuant to our expectations without further delays and the successful commissioning of our chloralkali plant and our multi-stage cracking unit, which is expected to reduce our cash costs of production, (iii) market conditions improving over what we are currently experiencing and that we are able to sell all our production at such prices, (iv) our ability to sell our production of REO (in particular, including our ability to sell our cerium through acceptance of SorbXTM or otherwise) and (v) the absence of payments on current and future contingent liabilities. If these assumptions prove incorrect, or other factors (including those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2012) adversely impact our operations, our estimates could prove incorrect and we may need additional financing. We believe the proposed offering provides sufficient liquidity under our current business plan, but the offering is not expected to provide a significant cushion of excess cash should our estimates change.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that represent our beliefs, projections and predictions about future events or our future performance. You can identify forward-looking statements by terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” or the negative or plural of these terms or other similar expressions or phrases. These forward-looking statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievement described in or implied by such statements.

Risk factors and uncertainties that may cause actual results to differ materially from expected results include, among others:

•                  the potential need to secure additional capital to implement our business plans, and our ability to successfully secure any such capital;

•                  our ability to optimize our Molycorp Mountain Pass facility to produce REO and other downstream products at planned production rates;

•                  the success of our cost mitigation efforts in connection with our modernization and expansion efforts at the Molycorp Mountain Pass facility, which if unsuccessful, might cause our costs to exceed budget;

•                  the final costs of our planned capital projects, which may differ from estimated costs;

•                  market conditions, including prices and demand for our products;

•                  our ability to control our working capital needs;

•                  risks and uncertainties associated with intangible assets, including any future goodwill impairment charges;

•                  foreign exchange rate fluctuations;

•                  the development and commercialization of new products;

•                  unexpected actions of domestic and foreign governments, including changes to China’s export quota system for the rare earths industry;

•                  various events that could disrupt operations, including natural events and other risks;

•                  uncertainties associated with our reserve estimates and non-reserve deposit information, including estimated mine life and annual production;

•                  uncertainties related to feasibility studies that provide estimates of expected or anticipated costs, expenditures and economic returns, REO prices, production costs and other expenses for operations, which are subject to fluctuation;

•                  uncertainties regarding global supply and demand for rare earths materials;

•                  uncertainties regarding the results of our exploratory drilling programs;

•                  our ability to enter into additional definitive agreements with our customers and our ability to maintain customer relationships;

•                  uncertainties related to Molycorp Canada’s competitive position in the manufacture of neodymium-iron-boron, or NdFeB, powders resulting from the expiration of certain key patents;

•                  our sintered NdFeB rare earth magnet joint venture’s ability to successfully manufacture magnets within its expected timeframe;

•                  our ability to remediate the material weakness in our internal controls, and our ability to maintain sufficient internal controls in the future, could affect our ability to ensure timely and reliable financial reports;

•                  our ability to successfully integrate acquired businesses;

•                  our ability to maintain appropriate relations with unions and employees;

•                  our ability to successfully implement our vertical integration strategy;

•                  environmental laws, regulations and permits affecting our business, directly and indirectly, including, among others, those relating to mine reclamation and restoration, climate change, waste disposal, emissions to the air and water and human exposure to hazardous substances used, released or disposed of by us;

•                  uncertainties associated with unanticipated geological conditions related to mining; and

•                  the outcome of the stockholder class action litigation and derivative litigation, including any actions taken by government agencies in connection therewith.

For more information regarding these and other risks and uncertainties that we may face, see the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2012. Any forward-looking statement you read in this Current Report on Form 8-K or the Annual Report on Form 10-K reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.

	By:	/s/ Michael F. Doolan
		Name:	Michael F. Doolan
		Title:	Executive Vice President and Chief Financial Officer

Date: October 15, 2013